Exhibit 99.1

Allarity Therapeutics Reports Third Quarter 2024 Financial Results
and Provides Recent Operational Highlights

- Cash balance at $18.5 million

- Strengthened leadership team with new members driving stenoparib development

- NASDAQ compliance regained

Boston (November 14, 2024)—Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments using its proprietary, drug-specific patient selection technology, today reported financial results for the third quarter ended September 30, 2024, and provided an update on recent operational highlights.

“This quarter’s progress marks a steady period of advancement for Allarity as we have maintained a strong cash position, achieved record patient duration on stenoparib treatment, and welcomed new members to our leadership team who bring the expertise needed to shape a successful future for the Company," said Thomas Jensen, CEO of Allarity Therapeutics. "We continue to drive the development of our promising, novel dual PARP/tankyrase inhibitor, stenoparib, forward, and we remain optimistic that our efforts will ultimately bring new hope to ovarian cancer patients, especially those who currently have few or no treatment options.”

Third Quarter 2024 and Recent Operational Highlights

●

Encouraging Patient Outcomes in Phase 2 Stenoparib Trial: On September 16, 2024, the Company announced that two patients in its Phase 2 trial for stenoparib in advanced ovarian cancer had exceeded one year on treatment, demonstrating durable clinical benefit in this heavily pre-treated population and highlighting the potential of stenoparib as a meaningful treatment option for patients with limited or no alternatives.

●	New Leadership to Drive Clinical Development: The Company, led by President and Chief Development Officer Jeremy R. Graff, Ph.D., and Consultant Chief Medical Officer Jose Iglesias, M.D., both appointed in October 2024, is working closely with its scientific advisors to prepare a follow-on trial aimed at FDA regulatory intent. Dr. Graff—a distinguished oncology expert with over 25 years in drug development who previously served as a consultant to Allarity—and Dr. Iglesias—a seasoned leader in oncology clinical trials and former Celgene executive—bring invaluable experience and strategic insight to advance Allarity’s clinical trial efforts.

●	Appointment of New CFO: In September 2024, Allarity appointed Alexander Epshinsky as Chief Financial Officer. With nearly a decade of financial leadership experience in the biotech sector, Mr. Epshinsky brings valuable expertise to support the Company’s financial strategy as it advances the development of stenoparib.

●	European Patent Secured for Stenoparib DRP®: The Company was granted a European patent in October 2024 for its proprietary DRP® companion diagnostic specific to stenoparib, strengthening Allarity’s market position by securing critical IP protection for this unique diagnostic in an important market. Patent applications are also pending in other key regions, including the U.S., Japan, and China.

●	Regained NASDAQ Compliance: In October 2024, the Company received formal notice from The Nasdaq Stock Market LLC confirming that it had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market, effectively concluding the previously disclosed listing matter.

Third Quarter 2024 Financial Highlights

Cash Position: As of September 30, 2024, Allarity had cash and cash equivalents of $18.5 million, compared to $0.2 million at December 31, 2023. The Company maintains a financial runway extending into 2026.

R&D Expenses: Research and development expenses for the third quarter of 2024 were $1.0 million, compared to $1.9 million for the third quarter of 2023. Additionally, the Company recorded a $9.7 million intangible asset impairment charge (non-cash) for the third quarter of 2024.

G&A Expenses: General and administrative expenses for the third quarter of 2024 were $1.6 million, compared to $2.5 million for the third quarter of 2023.

Net Loss: Net loss attributable to common stockholders for the third quarter of 2024 was $12.2 million (primarily due to the aforementioned $9.7 million intangible asset impairment charge), compared to a net loss of $5.6 million for the third quarter of 2023.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, are found to have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be significantly increased. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients dozens of clinical studies (both retrospective and prospective). The DRP platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

X: https://twitter.com/allaritytx

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the impact of recent financial and operational achievements on future quarterly performance, potential future financings, and the anticipated regulatory progress of stenoparib following the final outcome of our Phase 2 clinical trial. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to the risks associated with maintaining compliance with Nasdaq's continued listing requirements, obtaining regulatory approval for stenoparib, and potential market fluctuations that could impact our financial stability and the drug's market entry. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1/A registration statement filed on April 17, 2024, our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”) and our Form 10-Q quarterly report filed with the SEC on November 14, 2024, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(U.S. dollars in thousands, except for share and per share data)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$18,463	$166
Other current assets	100	209
Prepaid expenses	151	781
Tax credit receivable	1,652	815
Total current assets	20,366	1,971

Property, plant and equipment, net	12	20
Intangible assets	—	9,871
Total assets	$20,378	$11,862

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,693	$8,416
Accrued liabilities	1,322	1,309
Warrant derivative liability	2	3,083
Income taxes payable	60	59
Convertible promissory notes and accrued interest, net of debt discount	1,337	1,300
Total current liabilities	7,414	14,167

Deferred tax	—	446
Total liabilities	7,414	14,613

Commitments and contingencies (Note 15)

Stockholders’ equity (deficit)
Series A Preferred stock $0.0001 par value (500,000 and 20,000 shares designated at September 30, 2024 and December 31, 2023, respectively) shares issued and outstanding at September 30, 2024 and December 31, 2023 were 0 and 1,417, respectively	—	1,742
Common stock, $0.0001 par value (250,000,000 and 750,000,000 shares authorized, at September 30, 2024 and December 31, 2023, respectively); shares issued and outstanding at September 30, 2024 and December 31, 2023 were 2,759,070 and 9,812, respectively	—	—
Additional paid-in capital	125,170	90,369
Accumulated other comprehensive loss	(693)	(411)
Accumulated deficit	(111,513)	(94,451)
Total stockholders’ equity (deficit)	12,964	(2,751)
Total liabilities and stockholders’ equity	$20,378	$11,862

All common share data has been retroactively adjusted to effect the reverse stock splits in 2024.

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(U.S. dollars in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating expenses
Research and development	$1,021	$1,948	$4,249	$4,480
Impairment of intangible assets	9,703	—	9,703	—
General and administrative	1,589	2,478	5,972	7,770
Total operating expenses	12,313	4,426	19,924	12,250
Loss from operations	(12,313)	(4,426)	(19,924)	(12,250)

Other income (expense)
Interest income	261	12	314	19
Interest expense	(50)	(34)	(578)	(268)
Foreign exchange (losses) gains	121	(156)	69	(87)
Fair value of New September Warrants	—	(4,189)	—	(4,189)
Fair value of modification to April & July 2023 Warrants	—	(591)	—	(591)
Change in fair value of derivative and warrant liabilities	14	4,937	2,676	7,187
Total other income (expense)	346	(21)	2,481	2,071
Net loss before tax benefit	(11,967)	(4,447)	(17,443)	(10,179)
Income tax benefit	377	—	381	—
Net loss	(11,590)	(4,447)	(17,062)	(10,179)
Deemed dividend on Series A Preferred Stock	—	(1,105)	(299)	(8,392)
Deemed dividend on Series A Convertible Preferred Stock	(562)	—	(562)	—
Gain on extinguishment of Series A Convertible Preferred Stock	—	—	222	—
Deemed dividend on Series C Preferred Stock	—	—	—	(123)
Net loss attributable to common stockholders	$(12,152)	$(5,552)	$(17,701)	$(18,694)

Basic and diluted net loss per common stock	$(7.71)	$(1,346.09)	$(25.33)	$(11,630.75)
Weighted-average number of common stock outstanding, basic and diluted	1,575,762	4,125	698,877	1,607

Other comprehensive loss, net of tax
Net loss	$(11,590)	$(4,447)	$(17,062)	$(10,179)
Change in cumulative translation adjustment	(163)	(92)	(282)	(37)
Total comprehensive loss attributable to common stockholders	$(11,753)	$(4,539)	$(17,344)	$(10,216)

All common share data has been retroactively adjusted to effect the reverse stock splits in 2024.

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Company Contact:
investorrelations@allarity.com

Media Contact:
        Thomas Pedersen
        Carrotize PR & Communications
        +45 6062 9390
        tsp@carrotize.com